November 28, 2022

IMPORTANT INFORMATION REGARDING MONTHLY DISTRIBUTION

Saba Capital Income & Opportunities Fund

DISTRIBUTION NOTICE - We are providing shareholders of Saba Capital Income & Opportunities Fund (the "Fund") with an estimate of the source of the Fund's monthly distribution as required by current securities laws. THIS NOTICE IS FOR INFORMATIONAL PURPOSES ONLY. NO ACTION IS REQUIRED ON YOUR PART. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of its portfolio investments. The final determination of the source and tax characteristics of all distributions will be made after December 31, 2022 and reported to you on Form 1099-DIV early in 2023.

The Fund estimates that the distribution payable on November 30, 2022 is comprised of approximately 100% return of capital.

www.sabacef.com

SEC-19-BRW-10252021

December 28, 2022

IMPORTANT INFORMATION REGARDING MONTHLY DISTRIBUTION

Saba Capital Income & Opportunities Fund

DISTRIBUTION NOTICE - We are providing shareholders of Saba Capital Income & Opportunities Fund (the "Fund") with an estimate of the source of the Fund's monthly distribution as required by current securities laws. THIS NOTICE IS FOR INFORMATIONAL PURPOSES ONLY. NO ACTION IS REQUIRED ON YOUR PART. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of its portfolio investments. The final determination of the source and tax characteristics of all distributions will be made after December 31, 2022 and reported to you on Form 1099-DIV early in 2023.

The Fund estimates that the distribution payable on December 30, 2022 is comprised of approximately 11% net income and 89% return of capital.

www.sabacef.com

SEC-19-BRW-10252021

January 27, 2023

IMPORTANT INFORMATION REGARDING MONTHLY DISTRIBUTION

Saba Capital Income & Opportunities Fund

DISTRIBUTION NOTICE - We are providing shareholders of Saba Capital Income & Opportunities Fund (the "Fund") with an estimate of the source of the Fund's monthly distribution as required by current securities laws. THIS NOTICE IS FOR INFORMATIONAL PURPOSES ONLY. NO ACTION IS REQUIRED ON YOUR PART. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of its portfolio investments. The final determination of the source and tax characteristics of all distributions will be made after December 31, 2023 and reported to you on Form 1099-DIV early in 2024.

The Fund estimates that the distribution payable on January 31, 2023 is comprised of approximately 9% net income and 91% return of capital.

www.sabacef.com

SEC-19-BRW-10252021

February 24, 2023

IMPORTANT INFORMATION REGARDING MONTHLY DISTRIBUTION

Saba Capital Income & Opportunities Fund

DISTRIBUTION NOTICE - We are providing shareholders of Saba Capital Income & Opportunities Fund (the "Fund") with an estimate of the source of the Fund's monthly distribution as required by current securities laws. THIS NOTICE IS FOR INFORMATIONAL PURPOSES ONLY. NO ACTION IS REQUIRED ON YOUR PART. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of its portfolio investments. The final determination of the source and tax characteristics of all distributions will be made after December 31, 2023 and reported to you on Form 1099-DIV early in 2024.

The Fund estimates that the distribution payable on February 28, 2023 is comprised of approximately 33% net income and 67% return of capital.

www.sabacef.com

SEC-19-BRW-10252021

March 29, 2023

IMPORTANT INFORMATION REGARDING MONTHLY DISTRIBUTION

Saba Capital Income & Opportunities Fund

DISTRIBUTION NOTICE - We are providing shareholders of Saba Capital Income & Opportunities Fund (the "Fund") with an estimate of the source of the Fund's monthly distribution as required by current securities laws. THIS NOTICE IS FOR INFORMATIONAL PURPOSES ONLY. NO ACTION IS REQUIRED ON YOUR PART. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of its portfolio investments. The final determination of the source and tax characteristics of all distributions will be made after December 31, 2023 and reported to you on Form 1099-DIV early in 2024.

The Fund estimates that the distribution payable on March 31, 2023 is comprised of approximately 19% net income and 81% return of capital.

www.sabacef.com

SEC-19-BRW-10252021

April 26, 2023

IMPORTANT INFORMATION REGARDING MONTHLY DISTRIBUTION

Saba Capital Income & Opportunities Fund

DISTRIBUTION NOTICE - We are providing shareholders of Saba Capital Income & Opportunities Fund (the "Fund") with an estimate of the source of the Fund's monthly distribution as required by current securities laws. THIS NOTICE IS FOR INFORMATIONAL PURPOSES ONLY. NO ACTION IS REQUIRED ON YOUR PART. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of its portfolio investments. The final determination of the source and tax characteristics of all distributions will be made after December 31, 2023 and reported to you on Form 1099-DIV early in 2024.

The Fund estimates that the distribution payable on April 28, 2023 is comprised of approximately 4% net income and 96% return of capital.

www.sabacef.com

SEC-19-BRW-10252021